UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

FREEZE TAG, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54267	20-4532392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 W. Main Street, 2nd Floor Tustin, California
(Address of principal executive offices) (zip code)

(714) 210-3850
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

Note Assignment and Reissuance

On January 29, 2013, we entered into an Assignment Agreement with one of our note holders (the “Assignor”) and Magna Group, LLC, (“Magna”), pursuant to which the Assignor assigned to Magna a Convertible Promissory Note dated April 2, 2012 and issued by us in the original principal amount of $50,000.  In accordance with the Assignment Agreement, we agreed to issue a new note to Magna.

On January 29, 2013, we entered into a 12% Convertible Promissory Note in the principal amount of $50,000 with Magna (the “Magna Note”).  The Magna Note matures on January 29, 2014 and bears interest at a rate of 12% per annum.  Magna is entitled, at its option and at any time, to convert all or any portion of the outstanding principal amount and accrued interest into our common stock, subject to a 4.99% conversion limitation, at a conversion price for each share equal to a price which is a 45% discount from the lowest trading price in the five (5) trading days prior to the day that Magna requests conversion, however, in no event shall the conversion price be lower than $0.00005 per share.

The issuance of the Magna Note was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.  The shares issuable upon conversion of the Magna Note may be resold pursuant to Rule 144 after a minimum six (6) month holding period.

Note Issuance

On January 29, 2013, we entered into a Securities Purchase Agreement (the “Agreement”) with Hanover Holdings, LLC (“Hanover”) pursuant to which we sold a Convertible Promissory Note in the principal amount of $21,500 (the “Hanover Note”).  The Hanover Note matures on September 29, 2013 and bears interest at a rate of 12% per annum.  Hanover is entitled, at its option and at any time, to convert all or any portion of the outstanding principal amount and accrued interest into our common stock, subject to a 4.99% conversion limitation, at a conversion price for each share equal to a price which is a 45% discount from the lowest trading price for our common stock during the five (5) trading days prior to the day that Hanover requests conversion, however, in no event will the conversion price be less than $0.00005 per share.

The issuance of the Hanover Note was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.  The shares issuable upon conversion of the Hanover Note may be resold pursuant to Rule 144 after a minimum six (6) month holding period.

Item 1.02.  Termination of a Material Definitive Agreement.

In accordance with the Assignment Agreement and the Note, the original promissory note with the Assignor has been terminated.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Fnancial Statements and Exhibits.

(d)	Exhibits

10.1	Assignment Agreement dated January 29, 2013

10.2	Twelve Percent (12%) Convertible Note dated January 29, 2013

10.3	Securities Purchase Agreement dated January 29, 2013

10.4	Convertible Promissory Note dated January 29, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeze Tag, Inc.

Dated: February 1, 2013		/s/ Craig Holland
	By:	Craig Holland
	Its:	President and Chief Executive Officer